UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2011
ANCESTRY.COM INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34518	26-1235962

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, UT	84604

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 705-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On May 10, 2011, Ancestry.com Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Merrill Lynch Pierce, Fenner & Smith Incorporated, as underwriters, pursuant to which certain stockholders agreed to issue and sell 4,350,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $42.00 per share in an underwritten public offering (the “Offering”). As part of the Offering, the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 652,500 shares of Common Stock. The selling stockholders will receive all net proceeds of the Offering.
In connection with the Offering, the Company and the selling stockholders have agreed to enter into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement and subject to customary exceptions. In addition, our executive officers have entered into 30-day lock-up agreements.
The Offering is only being made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-173953).
On May 9, 2011, the Company entered into an agreement (the “Repurchase Agreement”) with the selling stockholders, comprised of its chief executive officer and affiliates of Spectrum Equity Investors V, L.P., to repurchase 1,243,310 shares of its common stock, for approximately $50 million, directly from the selling shareholders in a private, non-underwritten transaction at a price per share equal to the net proceeds per share the selling stockholders receive in the Offering.
The Underwriting Agreement and the Repurchase Agreement are filed as Exhibits 1.1 and 10.1, respectively to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Underwriting Agreement and the Repurchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Information
On May 11, 2011, the Company issued the press release included as Exhibit 99.1 to this report. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item 8.01.
Item 9.01

(d)	Exhibit	Description

	1.1	Underwriting Agreement dated May 10, 2011, among Ancestry.com Inc. and Morgan Stanley & Co. Incorporated and Merrill Lynch Pierce, Fenner & Smith Incorporated as Underwriters.
	5.1	Opinion of Gibson, Dunn & Crutcher LLP.
	10.1	Stock Purchase Agreement dated May 9, 2011, among Ancestry.com Inc., Timothy Sullivan, and affiliates of Spectrum Equity Investors V, L.P.
	99.1	Press Release issued by the Company on May 11, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC. (Registrant)
Date : May 11, 2011	By:	/s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

Exhibit	Description
1.1	Underwriting Agreement dated May 10, 2011, among Ancestry.com Inc. and Morgan Stanley & Co. Incorporated and Merrill Lynch Pierce, Fenner & Smith Incorporated as Underwriters
5.1	Opinion of Gibson, Dunn & Crutcher LLP
10.1	Stock Purchase Agreement dated May 9, 2011, among Ancestry.com Inc., Timothy Sullivan, and affiliates of Spectrum Equity Investors V, L.P.
99.1	Press Release issued by the Company on May 11, 2011